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                                                                  EXHIBIT 99(b)

                              BAYLOR AND BACKUS
                         CERTIFIED PUBLIC ACCOUNTANTS
                            2112 NORTH ROAN STREET
                       HOME FEDERAL BUILDING, SUITE 801
                                P.O. BOX 1736
                        JOHNSON CITY, TENNESSEE 37605
                            TELEPHONE 615-282-9000

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and
   the Board of Directors of
   Home Financial Corporation

We have audited the accompanying consolidated statements of financial condition of Home Financial Corporation (the "Company") and subsidiaries as of December 31, 1991 and 1990, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1991. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 27 to the financial statements, certain errors resulting in understatement of previously recorded tax expense and related liabilities in each of the three years ended December 31, 1991 and overstatement of the recorded value of foreclosed real estate as of December 31, 1991, were discovered during the current year. Accordingly, the 1991, 1990 and 1989 financial statements have been restated to correct those errors.

In our opinion, the consolidated financial statements referred to above, as restated, present fairly, in all material respects, the finanical position of Home Financial Corporation and subsidiaries as of December 31, 1991 and 1990, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1991, in conformity with generally accepted accounting principles.

BAYLOR AND BACKUS
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BAYLOR AND BACKUS

Johnson City, Tennessee

February 21, 1992, Except with Respect to the Information Discussed in Note 27, as to Which the Date is October 21, 1992.